Exhibit 10. 9

Name of Participant:______________

Quintiles IMS HOLDINGS, INC.

2017 Incentive AND Stock AWARD Plan

AWARD AGREEMENT

(Awarding Performance Shares)

THIS AWARD AGREEMENT (this “Agreement”) is made by and between Quintiles IMS Holdings, Inc., a Delaware corporation (the “Company”), and the participant named above (the “Participant”) pursuant to the provisions of the Quintiles IMS Holdings, Inc. 2017 Incentive and Stock Award Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.  Capitalized terms not defined in this Agreement shall have the meanings given to them in the Plan.

WITNESSETH:

WHEREAS, the Participant is providing services to the Company, or an affiliate or a subsidiary of the Company, in a capacity described in Section 5(a) of the Plan; and

WHEREAS, the Company considers it desirable and in its best interests that the Participant be given a personal stake in the Company’s growth, development and financial success through the grant of performance shares (the “Performance Shares”) providing an opportunity to earn shares of Stock (“Shares”), subject to the vesting and other terms and conditions set forth herein.  Each Performance Share represents an unfunded and unsecured right to receive one Share, although the number of Shares issued will be determined in accordance with Exhibit A.  Performance Shares are not property or Shares prior to settlement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

1.Grant of Performance Shares.  Pursuant to the Plan, the Company has granted to the Participant on [         ] (the “Date of Grant”) an award (the “Award”) of Performance Shares providing an opportunity to earn [insert target number of performance shares] Shares if designated performance goals are achieved at target levels, an opportunity to earn 50% of such target number of Shares if designated performance goals are achieved at threshold levels and an opportunity to earn 200% of the target number of Shares if designated performance goals are achieved at or above the maximum levels, subject in all cases to vesting, forfeiture and other terms and conditions set forth in this Agreement (including Exhibit A). For the avoidance of doubt, the total number of Performance Shares subject to the Award is subject to adjustment pursuant to Section 10(c) of the Plan. For purposes of this Agreement, “Employer” shall mean the affiliate or subsidiary of the Company that employs the Participant (to the extent the Participant is not directly employed by the Company).

2.Earning and Vesting.  The Performance Shares are subject to forfeiture until they become earned and they vest.  Subject to the terms and conditions set forth in this Agreement and the Plan, and unless earlier terminated or forfeited, the Performance Shares will become earned and will vest in accordance with the terms of Exhibit A.

3.Termination of the Award.  If the Participant’s employment by, or other service to, the Company or any of its affiliates or subsidiaries (“Employment”) ceases for any reason prior to the end of the Performance Period, the Performance Shares will be forfeited immediately for no consideration, unless otherwise determined by the Committee.

Any outstanding Performance Shares that do not vest in accordance with the terms set forth in Exhibit A will terminate on the Determination Date, without any consideration due to the Participant, subject to earlier termination as provided for above.

Other provisions of the Plan and this Agreement, including Sections 8 and 9 of this Agreement, may result in the termination of the Award prior to the end of the Performance Period or the Determination Date, as applicable.

4.Settlement.

(a)Not later than thirty (30) days following the Determination Date (as defined in Exhibit A), but in no event later than March 15th of the year following the year in which the Performance Period ends, the Company shall deliver to the Participant the number of Shares that become earned and that vest on the Determination Date, determined in accordance with Exhibit A.  Payment may be made by issuance of Shares in the name of the Participant and delivery of such Shares to the Participant or, in the discretion of the Company, by issuance and delivery of such Shares to a financial institution for the account of the Participant, or in any other commercially reasonable manner as may be determined by the Company.

(b)The Participant’s sales or other dispositions of Shares acquired upon settlement of the Performance Shares will be subject to applicable restrictions under Company policies applicable to the Participant, including those covering insider trading by employees.

(c)Notwithstanding any provision in this Agreement to the contrary, the Company may, in its sole discretion, settle the Participant’s Performance Shares in the form of (1) a cash payment to the extent settlement in Shares (i) is prohibited under local law, (ii) would require the Participant, the Company and/or the Employer to obtain the approval of any governmental and/or regulatory body in the Participant’s country of residence (and/or country of employment, if different), or (iii) is administratively burdensome; or (2) Shares, but require the Participant to immediately sell such Shares to any brokerage firm and/or third party administrator engaged by the Company to hold the Shares and other amounts acquired under the Plan (in which case, as a condition to the grant of this Award, the Participant hereby expressly and explicitly authorizes the Company to issue sales instructions, on the Participant’s behalf).

5.Restrictive Legends.  The Participant understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) or book-entry notations evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE QUINTILES IMS HOLDINGS, INC. 2017 INCENTIVE AND STOCK AWARD PLAN, AS SUCH PLAN MAY BE ALTERED, AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH PLAN.  COPIES OF THE FOREGOING PLAN ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN AWARD AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT.  COPIES OF THE FOREGOING AGREEMENT ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER.

6.Non-Transferability of Performance Shares.  The Performance Shares may not be transferred, pledged, hypothecated or assigned except as permitted by Section 10(b) of the Plan.

7.Restrictions on Shares.  This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchange as may be required.  The Participant agrees to take all steps the Committee determines are necessary to comply with all applicable provisions of U.S. federal, state/or non-US. securities law in exercising his or her rights under this Agreement.  The Committee may impose such restrictions on any Shares acquired pursuant to vesting and settlement of the Performance Shares as it deems advisable, including without limitation, minimum holding period requirements and/or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which shares of Stock are then listed or traded, or under any blue sky state or foreign securities laws as may be applicable to the Shares.

8.Forfeiture; Recovery of Compensation.

(a)The Committee may cancel, rescind, withhold or otherwise limit or restrict the Performance Shares or delivery of Shares in settlement of the Performance Shares at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan (including, but not limited to, Sections 6 and 9 of the Plan).

(b)By accepting the Performance Shares, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Performance Shares, with respect to the Performance Shares, including to any Shares acquired upon settlement of the Performance Shares or proceeds from the disposition thereof, are subject to Section 9 of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 15(e) of this Agreement.

(c)[To the extent the Participant is covered by the Quintiles IMS Holdings, Inc. Change in Control Severance Plan (the “Severance Plan”), adopted on November 5, 2015:  Upon a termination of the Participant’s Employment, the effects of such termination of Employment on the Award shall be as set forth in this Agreement, and by accepting the Award, the Participant expressly acknowledges and agrees that the treatment of equity awards upon a termination of employment or service set forth in Section 5.01 of the Severance Plan, shall not in any respect apply to the Award.]

9.Other Undertakings.  To protect the interests of the Company and its direct and indirect affiliates and subsidiaries (individually, a “QuintilesIMS Company” and collectively, the “QuintilesIMS Companies”), including the confidential information of the QuintilesIMS Companies and the confidential information of their respective customers, data suppliers, prospective customers and other companies with which the QuintilesIMS Companies have a business relationship, and in consideration of the covenants and promises and other valuable consideration described in this Agreement, the Company and the Participant agree as follows:

(a)The Participant acknowledges and agrees that he or she is bound by the confidentiality and other covenants contained in one or more restrictive covenant and confidentiality agreements that he or she has executed with a QuintilesIMS Company, which covenants and agreements are incorporated herein by reference and shall survive any settlement, expiration, forfeiture or other termination of this Agreement or the Performance Shares granted hereunder. The Participant also acknowledges and agrees that the Company shall be an affiliate for purposes of such restrictive covenant and confidentiality agreements.

(b)The Participant acknowledges that the opportunity to participate in the Plan and the financial benefits that may accrue from such participation is good, valuable and sufficient consideration for the following:

(i)The Participant acknowledges and agrees that he or she is and will remain bound by the non-competition, non-solicitation and other covenants contained in the restrictive covenant and confidentiality agreement(s) that he or she has executed with any of the QuintilesIMS Companies to the fullest extent permitted by law.

(ii)The Participant further acknowledges and agrees that if the Participant violates the provisions of an agreement referenced in sub-paragraph (i) above that the remedies available for breach of any such covenants shall include the following: [(x) to the extent then outstanding, the forfeiture of the Performance Shares for no consideration, and (y) to the extent the Performance Shares have been settled on or after the date that is eighteen (18) months before the Participant’s cessation of Employment, with respect to the Shares issued upon such settlement (including Shares withheld for taxes), the Participant shall pay to the Company an amount equal to (A) the aggregate Fair Market Value of such Shares as of the date of settlement, plus (B) the excess, if any, of the aggregate proceeds of all sales of such Shares over the amount described under subsection (A) above.  (For this purpose, the Participant’s earliest sales of Shares following such settlement will be deemed sales of the Shares acquired upon such settlement.)]

(iii)The Participant further acknowledges and agrees to the Company’s application, implementation and enforcement of (a)  the policy set forth in Section 9(b)(ii) of this Agreement and (b) any provision of applicable law, stock exchange rule or Company policy relating to cancellation, recoupment, rescission or payback of compensation and expressly agrees that the Company may take such actions as are necessary to effectuate such policy (as applicable to the Participant) or applicable law or stock exchange rule or any other applicable Company policy without further consent or action being required by the Participant.  For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company.  To the extent that the terms of this Agreement and such policy conflict, the terms of such policy, applicable law or stock exchange rule shall prevail.

(iv)By accepting the Performance Shares, the Participant consents to one or more deductions from any amounts any QuintilesIMS Company owes the Participant from time to time in an aggregate amount equal to all amounts described in subsection (ii) above, to the extent such deductions are permitted by applicable law.  Any such deduction from an amount that constitutes a deferral of compensation under Code Section 409A may only take place at the time the amount would otherwise be payable to the Participant, except to the extent permitted by Code Section 409A.

10.Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, the terms and conditions of the Plan and this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns, subject to Section 6 of this Agreement.

11.Tax Consequences.  The vesting of the Performance Shares and the delivery of Shares and the subsequent disposition of those Shares may cause the Participant to be subject to federal, state and/or foreign taxation.  The Participant should consult a tax advisor regarding the tax implications of receiving and disposing of Shares.

Regardless of any action the Company and/or the Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes or non-U.S. taxes), social insurance, payroll tax, fringe benefit, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Performance Shares, the vesting of the Performance Shares, the subsequent issuance or sale of any Shares acquired pursuant to the Performance Shares and the receipt of any dividends on any such Shares, and (b) do not commit to structure the terms of the grant or any aspect of the Performance Shares to reduce or eliminate the Participant’s liability for Tax-Related Items.

Prior to the delivery of Shares upon the vesting of the Participant’s Performance Shares, if the Participant’s country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, the Company shall withhold a sufficient number of whole Shares otherwise issuable upon the vesting of the Performance Shares that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares delivered upon such vesting of the Performance Shares up to the maximum applicable statutory individual rate or rates.  The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items.  In the event that withholding Shares as contemplated herein is prohibited or problematic under applicable law or otherwise may trigger adverse consequences to the Company or the Employer, the Company and/or the Employer may withhold the Tax-Related Items required to be withheld with respect to the Shares issued hereunder in cash from the Participant’s regular salary and/or wages or any other amounts payable to the Participant.  In the event the withholding requirements are not satisfied through the withholding of Shares by the Company or through the Participant’s regular salary and/or wages or other amounts payable to the Participant, no Shares will be issued to the Participant (or the Participant’s estate) upon vesting of the Performance Shares unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant with respect to the payment of any Tax-Related Items that the Company or the Employer determines, in its sole discretion, must be withheld or collected with respect to such Performance Shares.  By accepting this grant of Performance Shares, the Participant expressly consents and agrees to the withholding of Shares and/or withholding from the Participant’s regular salary and/or wages or other amounts payable to the Participant as provided for hereunder.  All other Tax-Related Items related to the Performance Shares and any Shares delivered in payment thereof are the Participant’s sole responsibility.

12.Participant Data Privacy.  As a condition of the grant of these Performance Shares, the Participant consents to the collection, use and transfer of personal data as described in this Section 12.  The Participant understands that the Company and its affiliates or subsidiaries hold certain personal information about the Participant, including but not limited to the Participant’s name, home address, email address and telephone number, date of birth, social security number, passport or other identification number, salary, nationality, job title, shares of Stock or directorships held in the Company, details of all Performance Shares, other Awards or other entitlement to shares of Stock awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor for the purpose of managing and administering the Plan (“Data”).  The Participant further understands that the Company and/or its affiliates or subsidiaries will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and/or any of its affiliates or subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  The Participant understands that these recipients may be located in the Participant’s country of residence or elsewhere.  The Participant authorizes them to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding shares of Stock on the Participant’s behalf to a broker or other third party with whom the Shares acquired on settlement may be deposited.

The Participant understands that the Participant may, at any time, view Data, request information about the storage and processing of Data, require any amendments to Data or refuse or withdraw the consent herein, in any case without cost, by contacting in writing his or her local human resources representative.  Further, the Participant understands that he or she is providing the consent herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment status or service with the Employer will be unaffected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would be unable to administer or maintain Awards granted to the Participant, including the Performance Shares.  Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to receive Awards and participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understand that the Participant may contact his or her local human resources representative.

13.Confidentiality.  The Participant agrees not to disclose the terms of this Agreement to anyone other than the members of the Participant’s immediate family or the Participant’s counsel or financial advisors and agrees to advise such persons of the confidential nature of the grant of the Performance Shares.  For the avoidance of doubt, (a) nothing contained in the Agreement or any other agreement containing confidentiality provisions or other restrictive covenants in favor of any the Company or any of its affiliates or subsidiaries shall be construed to limit, restrict or in any other way affect the Participant’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity and (b) the Participant will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed under seal in a lawsuit or other proceeding; provided that notwithstanding this immunity from liability, the Participant may be held liable if the Participant unlawfully accesses trade secrets by unauthorized means.

14.Governing Law.  This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

Any legal proceeding arising out of this Plan or this Agreement shall be brought exclusively in the federal or state courts located in the State of Delaware.  The Participant agrees to submit to personal jurisdiction and to venue in those courts.  The Participant further agrees to waive all legal challenges and defenses to the appropriateness of Delaware as the site of any such legal proceeding and to the application of the laws of the State of Delaware and any applicable federal laws.

15.Miscellaneous.

(a)Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Participant at the last address shown in the Company’s records, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)Notwithstanding any provisions of this Agreement to the contrary, the Award shall be subject to any special terms and conditions for the Participant’s country of residence (and/or country of employment, if different) set forth in the addendum to this Agreement (the “Addendum”). Further, if the Participant transfers residency and/or employment to another country set forth in the Addendum, at the time of transfer, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Award and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer).  In all circumstances, any applicable Addendum shall constitute part of this Agreement.

(c)The Company reserves the right to impose other requirements on the Award, any Shares acquired pursuant to the Performance Shares and the Participant’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Award and the Plan.  Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(d)The issuance of Shares upon settlement of the Performance Shares will be contingent upon the Company’s receipt of any agreement, statement or other evidence that the Company and/or the Committee may require to satisfy itself that the issuance of Shares pursuant to the settlement of the Performance Shares and any subsequent resale of the Shares will be in compliance with all applicable laws and regulations and with the requirements hereof and of the Plan.  The determination of the Committee as to such compliance shall be final and binding on the Participant.  The Participant shall not be deemed to be the holder of, or to have any rights with respect to dividends  or other rights of a holder with respect to, any Shares underlying the Performance Shares unless and until the Company shall have issued and delivered the Shares to the Participant in accordance with Section 4 and Exhibit A of this Agreement, and the Participant’s name shall have been entered as the stockholder of record on the books of the Company (if an alternative method of delivery is elected by the Company under Section 4, Participant will be required to take appropriate steps to cause any nominee to transfer Shares into the name of the Participant in order for Participant to become a record holder of the Shares).  Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares.

(e)This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant. Accepting the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement.  In the event of a conflict between the terms and conditions of this Agreement and the Plan, the Plan shall control.

(f)The Agreement, Exhibit A, the Addendum (if applicable) and the Plan constitute the entire understanding between the Participant and the Company regarding the Performance Shares, and any prior agreements, commitments or negotiations concerning the Performance Shares are superseded.

(g)Any provision of this Agreement, Exhibit A, or the Addendum that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement, Exhibit A, and the Addendum invalid, illegal, or unenforceable in any other jurisdiction.  If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.  No waiver of any provision or violation of the Agreement or the Addendum by the Company shall be implied by the Company’s forbearance or failure to take action.

(h)The Performance Shares are intended to be exempt from the requirements of Code Section 409A.  The Plan and this Agreement shall be administered and interpreted in a manner consistent with this intent.  If the Company determines that this Agreement is subject to Code Section 409A and that it has failed to comply with the requirements of that Section, the Company may, at the Company’s sole discretion and without Participant consent, amend the Agreement to cause the terms and conditions of the Agreement to comply with Code Section 409A or be exempt from Code Section 409A.  Notwithstanding the foregoing, in no event shall the Company or its subsidiaries or affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Code Section 409A.

16.Acknowledgement and Acceptance.

(a)In accepting the Performance Shares, the Participant acknowledges and agrees: (i) that the Plan is discretionary in nature and may be amended, cancelled, suspended or terminated by the Company at any time; (ii) that the grant of Performance Shares does not create any contractual or other right to receive future grants of Performance Shares or any right to continue an employment or other relationship with the Company (for the vesting period or otherwise); (iii) that the Participant remains subject to discharge from such relationship to the same extent as if the Performance Shares had not been granted; (iv) that all determinations with respect to any such future grants, including, but not limited to, when and on what terms they shall be made, will be at the sole discretion of the Committee; (v) that participation in the Plan is voluntary; (vi) that the value of the Performance Shares is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract if any; and (vii) that the Performance Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar benefits.

(b)If the Participant does not want to accept the Performance Shares on the terms and conditions set out in this Agreement, the Plan and/or any related documents, the Participant may choose the “Decline” button.  The Performance Shares will then be cancelled and no other benefit will be due to the Participant in lieu thereof.  If Participant does not “Decline” the Performance Shares within thirty (30) days from the Grant Date, the Participant shall be deemed to have accepted the Performance Shares and shall be deemed to have agreed to the terms and conditions set out in this Agreement, the Plan, Exhibit A, the Addendum (as applicable) and/or any related documents.

(c)Neither the grant of the Performance Shares, nor the issuance of Shares in settlement of the Performance Shares, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its Subsidiaries, to discharge (as may otherwise be permitted under local law) or discipline the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time.

(d)The grant of the Performance Shares under the Plan is a one-time benefit and does not create any contractual or other right to receive Performance Shares or benefits in lieu of Performance Shares in the future.  The terms of future Performance Shares, if any, will be determined by the Committee in its sole discretion, including, but not limited to, the form and timing of such Award, the number of Shares subject to the Performance Shares, and the vesting provisions applicable to the Performance Shares.

(e)The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

(f)The grant of Performance Shares is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different).  The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Performance Shares is not subject to the supervision of the local securities authorities.

(g)It is the Participant’s express intent that this Agreement, Exhibit A, the Addendum, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English.  If the Participant has received this Agreement, Exhibit A, the Addendum, the Plan or any other documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.

(h)As a condition to the Performance Shares, the Participant agrees to repatriate all payments attributable to the Shares and/or cash acquired under the Plan in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different).  In addition, the Participant also agrees to take any and all actions, and consents to any and all actions taken by the Company and any affiliate or subsidiary, as may be required to allow the Company and any affiliates of subsidiaries to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different).  Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different).

By choosing the “Accept” button, the Participant accepts the Performance Shares as described above and the terms and conditions set out in this Agreement, Exhibit A, the Addendum (as applicable), the Plan and any related documents.  Copies of the Plan and such related documents are being provided to Participant as part of this Agreement.

QUINTILES IMS HOLDINGS, INC.

___________________________________

James H. Erlinger III

Executive Vice President, General Counsel

& Corporate Secretary